UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2026 (February 4, 2026)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	file number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gregg C. E. Johnson to the Board of Directors

Effective as of February 4, 2026, the Board of Directors (the “Board”) of Vivos Therapeutics, Inc. (the “Company”), pursuant to the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Gregg C. E. Johnson as an independent director of the Board. Mr. Johnson will also serve on the Compensation Committee of the Board.

The Company will compensate Mr. Johnson with an annual non-employee director cash fee of $48,000 plus $5,000 per membership on a committee of the Board, consistent with its policy for all non-employee directors of the Company. Mr. Johnson is also eligible to receive stock option compensation under the Company’s 2024 Equity Incentive Plan, as amended.

Gregg C.E. Johnson, age 61, served as Secretary of the Company from July 2016 until July 2020, and a director of the Company from July 2016 until March 2018. Mr. Johnson received his Juris Doctorate degree in 1988 from Osgoode Hall Law School in Toronto, Canada, and was admitted as a lawyer in Alberta in 1989. He also has extensive experience in corporate compliance and senior management of high-growth entrepreneurial companies. Since May 2022, Mr. Johnson has acted as a director of Omnia Resource Development Corporation, a private company engaged in early-stage resource delineation, development and resale of mineral properties. From October 2021 to February 2024, Mr. Johnson was a director and Chief Executive Officer of Serenus Global Inc., a privately held fast growing controlled substance company based in Tempe, Arizona and Calgary, Alberta. From January 2018 to November 2021, he was the Chief Executive Officer of Upeva, Inc., which provided business advisory services pertaining to capital markets, corporate finance, mergers and acquisitions, crowdfunding, and NASDAQ compliance. Mr. Johnson was the primary advisor to Arizona based VirTra, Inc. and was instrumental in VirTra’s successful effort to list on NASDAQ. From March 2010 to December 2016, Mr. Johnson served as President and Chief Executive Officer of Summit Capital Corp. and Summit Capital (USA), Inc., respectively. From March 2006 to May 2010, Mr. Johnson served as the Executive Vice President and Chief Operating Officer of SKYE International, Inc., a company that developed and produced tankless water heaters. His career has included experience in all stages of public company development and venture capital for emerging growth companies across Canada and the United States. We believe Mr. Johnson’s experience in law, business, corporate compliance and emerging companies provide the requisite qualifications, skills, perspectives, and experience that make him well qualified to serve on our Board of Directors.

Mr. Johnson has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Johnson and any other persons pursuant to which he was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: February 6, 2026	By:	/s/ Bradford Amman
Bradford Amman
Chief Financial Officer